Exhibit 4.65

AMENDMENT NO. 7 TO INTERCREDITOR AND SUBORDINATION AGREEMENT

This Amendment No. 7 to Intercreditor and Subordination Agreement (the “Agreement”) is by and among (i) RBS CITIZENS, NATIONAL ASSOCIATION (the “Senior Creditor”), (ii) WOODSIDE CAPITAL PARTNERS IV, LLC, WOODSIDE CAPITAL PARTNERS IV QP, LLC, WOODSIDE CAPITAL PARTNERS V, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) and WOODSIDE CAPITAL PARTNERS V QP, LLC, as assignee of Woodlands Commercial Bank (f/k/a Lehman Brothers Commercial Bank) (the “Holders”), (iii) WOODSIDE AGENCY SERVICES, LLC, as collateral agent for the Holders (the “Collateral Agent” and together with the Holders, the “Subordinating Creditors”), (iv) NATIONAL INVESTMENT MANAGERS INC., a Florida corporation (the “Company”), and (v) the Guarantors named on the signature pages of this Agreement (the “Guarantors” and together with the Company, the “Obligors”).  The parties named above shall be collectively referred to herein as the “Parties”.

RECITALS

A.
Reference is hereby made to a certain Intercreditor and Subordination Agreement, dated as of November 30, 2007, by and among Senior Creditor, the Subordinating Creditors, and the Obligors, as amended by (i) a certain Amendment No. 1 to Intercreditor and Subordination Agreement dated as of March 31, 2008, (ii) a certain Amendment No. 2 to Intercreditor and Subordination Agreement dated as of June 30, 2008, (iii) a certain Amendment No. 3 to Intercreditor and Subordination Agreement dated as of June 30, 2008, (iv) a certain Amendment No. 4 to Intercreditor and Subordination Agreement dated as of July 16, 2008, (v) a certain Amendment No. 5 to Intercreditor and Subordination Agreement dated as of October 1, 2008, (vi) a certain Amendment No. 6 to Intercreditor and Subordination Agreement dated as of November 26, 2008 (as amended, the “Intercreditor Agreement”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the Intercreditor Agreement.

B.
Due to certain covenant defaults by the Company under the Senior Documents and under the Subordinated Documents, the Company and the Senior Creditor have entered into certain amendments to the Loan Agreement and certain of the other Senior Documents (the “Senior Amendments”) and the Company and the Subordinating Creditors have entered into certain amendments to the Subordinated Documents (the “Subordinated Amendments”).

C.
The Company has requested that, pursuant to the terms of the Intercreditor Agreement, the Senior Lender consent to the Subordinated Amendments and that the Subordinating Creditors consent to Senior Amendments.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.
The Subordinating Creditors do hereby consent, pursuant to the terms of the Intercreditor Agreement, to the Company and the Senior Lender modifying the Senior Documents pursuant to the terms of that certain Amendment No. 7 to Revolving Line of Credit and Term Loan Agreement of even date herewith and the other Modification Documents as defined therein.

Amendment No. 7 to Intercreditor and Subordination Agreement	Page 1 of 6

Exhibit 4.65

2.
The Senior Lender does hereby consent, pursuant to the terms of the Intercreditor Agreement, to the Company and the Subordinating Creditors modifying the Subordinated Documents pursuant to the terms of that certain Amendment No. 6 to Securities Purchase and Loan Agreement of even date herewith and the other Modification Documents as defined therein.

3.	The parties to this Agreement do hereby acknowledge and agree that the Intercreditor Agreement shall remain in full force and effect.

4.
No other changes shall be made to the Intercreditor Agreement.  This Agreement is made in the Commonwealth of Massachusetts and shall be construed in accordance with its laws without regard to principles of conflicts of laws.  If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

5.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder.  Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

6.
This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  Signatures delivered by facsimile transmission shall have the same force and effect as original signatures delivered in person.

[Signatures appear on following pages]

Amendment No. 7 to Intercreditor and Subordination Agreement	Page 2 of 6

Exhibit 4.65

EXECUTED under seal as of the 30th day of March, 2009.

SENIOR CREDITOR:

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ David J. Bugbee
David J. Bugbee, Senior Vice President

[Signature of Subordinating Creditors on following page]

Amendment No. 7 to Intercreditor and Subordination Agreement	Page 3 of 6

Exhibit 4.65

SUBORDINATING CREDITORS:

WOODSIDE CAPITAL PARTNERS IV, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS IV QP, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS V, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE CAPITAL PARTNERS V QP, LLC

By: Woodside Opportunity Partners, LLC, its Manager
By: Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

WOODSIDE AGENCY SERVICES, LLC

By: Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title: EVP

Amendment No. 7 to Intercreditor and Subordination Agreement	Page 4 of 6

Exhibit 4.65

COMPANY:

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

[Signature of Guarantors on following page]

Amendment No. 7 to Intercreditor and Subordination Agreement	Page 5 of 6

Exhibit 4.65

GUARANTORS:

1.	ABR Advisors, Inc.
2.	Alan N. Kanter & Associates, Inc.
3.	Alaska Pension Services, Ltd.
4.	Asset Preservation Corp.
5.	Benefit Dynamics, Inc.
6.	Benefit Management Inc.
7.	BPI/PPA Inc.
8.	California Investment Annuity Sales, Inc.
9.	Circle Pension, Inc.
10.	Complete Investment Management, Inc. of Philadelphia
11.	Haddon Strategic Alliances, Inc.
12.	Lamoriello & Co., Inc.
13.	National Actuarial Pension Services, Inc.
14.	National Associates, Inc., N.W.
15.	Pension Administration Services, Inc.
16.	Pension Technical Services, Inc. (d/b/a REPTECH Corp.)
17.	Pentec, Inc
18.	Pentec Capital Management, Inc.
19.	Southeastern Pension Services, Inc.
20.	Stephen H. Rosen & Associates, Inc.
21.	The Pension Alliance, Inc
22.	The Pension Group, Inc.
23.	Valley Forge Consulting Corporation
24.	Valley Forge Enterprises, Ltd. (f/k/a VFE Merger Corp.)
25.	VEBA Administrators, Inc. (d/b/a Benefit Planning, Inc.)
26.	V.F. Associates, Inc.
27.	V.F. Investment Services Corp.

By:	/s/ Steven J. Ross
Name: Steven J. Ross
Title: CEO

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